    Exhibit 10.20

Amendment to Addendum 2 to the Employment Agreement
dated June 22, 2022

between

JNTL Consumer Health I (Switzerland) GmbH
Gubelstrasse 34, CH-6300 Zug
(hereinafter: "Employer")

And

Carlton Lawson
born on June 21, 1968, United Kingdom citizen
domiciled at Volkmarstrasse 6, CH-8006 Zurich
(hereinafter: "Employee")

On June 22 / June 25, 2022, the Employer and the Employee entered into an employment agreement ("Employment Agreement"). This Employment Agreement has been amended by the “Addendum 2 to the New Employment Agreement dated June 22, 2022” (“Previous Addendum 2”). The Employer and the Employee would like to amend the Previous Addendum 2 as of the date hereof, as follows ("Amendment"):

1.Housing Allowance
a)The Employee’s entitlement to a housing allowance, as set forth in the Previous Addendum 2, shall end as of December 31, 2024.
b)To compensate for the discontinuation of the housing allowance, the Employer shall grant the Employee a Transition Allowance (“Transition Allowance”) in the amount of CHF 155’000 gross, payable in December 2024.

c)Should the Employee give notice of termination effective before June 30, 2026, the Employee shall repay to the Employer the Transition Allowance pro-rata temporis. The repayment shall be due sixty (60) days prior to the effective date of termination of the Employment Agreement, and the Employer shall be entitled to set-off such repayment with any payment obligations under the Employment Agreement.
d)The Transition Allowance is subject to social security charges and other charges due under applicable law.

2.Miscellaneous
a)This Amendment becomes effective as of the date hereof.
b)Except as provided for in this Amendment, all other terms and conditions of the Employment Agreement remain unchanged and valid for both parties.
c)This Amendment, including the jurisdiction clause, shall be governed by, interpreted and construed in accordance with the substantive laws of Switzerland. Exclusive jurisdiction for all disputes arising out of or in connection with this Amendment shall be with the ordinary courts at the registered place of incorporation of the Employer.

Zug, October 22, 2024

JNTL Consumer Health I (Switzerland) GmbH    Carlton Lawson

/s/ Franco Gaudino    /s/ Carlton Lawson
_________________________     _________________________
Franco Gaudino
Head of HR EMEA

/s/ Steve Käsermann
_________________________
Steve Käsermann
ERLR Manager Switzerland, BeNe, Austria